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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of United States Lime & Minerals, Inc. pertaining to the 2001 Long-Term Incentive Plan and to the incorporation by reference therein of our report dated March 20, 2002, with respect to the consolidated financial statements of United States Lime & Minerals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


Ernst & Young LLP
June 19, 2002